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                      THIRD AMENDMENT TO CREDIT AGREEMENT


     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of March 14, 1996, by and between DATUM INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


                                   RECITALS

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 16, 1994, as amended from time to time ("Credit Agreement");

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1.    Section 1.1 (a.1) is hereby deleted in its entirety.

     2.    Section 1.1 is hereby amended by adding thereto a new subsection
(c), to read as follows:

           "(c) Permitted Overadvance. Section 1.1(a) above sets forth a borrowing base (the "Borrowing Base") which limits the aggregate amount of all outstanding borrowings under the Line of Credit. Notwithstanding such limitation, the aggregate amount of all outstanding borrowings under the Line of Credit may exceed the





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     Borrowing Base by up to $2,000,000.00 until June 6, 1996."

     3. Section 1.1 is hereby further amended by adding thereto a new subsection (d), to read as follows:

           "(d) Letter of Credit Subfeature. As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to issue standby letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion; and provided further, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Two Hundred Fifty Thousand Dollars ($250,000.00). Each Letter of Credit shall be issued for a term not to exceed one (1) year, as designated by Borrower; provided however, that no Letter of Credit shall have an expiration date subsequent to January 31, 1997. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit Agreement and related documents, if any, required by Bank in connection with the issuance thereof (each, a "Letter of Credit Agreement" and collectively, "Letter of Credit Agreements"). Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any draft is paid by Bank, then Borrower shall immediately pay to Bank the full amount of such draft, together with interest thereon from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit any demand deposit account maintained by Borrower with Bank for the amount of any such draft."

     4. As consideration for the permitted overadvance provided above, Borrower shall pay to Bank a non-refundable fee equal to





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$25,000.00, which fee shall be due and payable in full upon execution of this
Amendment by Borrower.

     5. As additional consideration for the permitted overadvance provided above, Borrower shall pay to Bank a non-refundable monthly fee on the sixth day of each month (the "Date of Determination"), commencing April l6, 1996, calculated as follows:

                            A + B           x           .005
                            -----                       ----
                              2                          12

             A = the aggregate principal balance outstanding under the Credits (excluding the undrawn amount of issued and outstanding Letters of Credit) as of the seventh day of the month immediately preceding the Date of Determination.

             B = the aggregate principal balance outstanding under the Credits (excluding the undrawn amount of issued and outstanding Letters of Credit) as of the Date of Determination.

     6. As set forth in Section 7.3 of the Credit Agreement, Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with the negotiation and preparation of this Amendment, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel).





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     7.  Recently Bank has honored overdrafts against Borrower's deposit accounts with Bank. Borrower hereby acknowledges that Bank has no obligation to honor any overdrafts against Borrower's deposit accounts with Bank, and that Bank shall determine whether to honor any future overdrafts in Bank's sole discretion.

     8. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     9. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

      10. This Amendment shall be effective when executed by Bank and Borrower, and acknowledged by the Guarantors, in the spaces provided below. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.





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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


DATUM INC.                                      WELLS FARGO BANK,
                                                NATIONAL ASSOCIATION


By: /s/ LOUIS B. HORWITZ                        By: /s/ RONALD K. PETERS
    ---------------------------                     ---------------------------
        Louis B. Horwitz                                Ronald K. Peters
        Chief Executive Officer                         Vice President


By: /s/ DAVID A. YOUNG
    ----------------------------
        David A. Young
        Chief Financial Officer

     Acknowledged and agreed to by the undersigned Guarantors, which confirm that the guaranties executed by them shall continue in full force and effect.


EFRATOM TIME AND FREQUENCY                      AUSTRON, INC.
  PRODUCTS, INC.


By: /s/ LOUIS B. HORWITZ                        By: /s/ LOUIS B. HORWITZ
    ---------------------------                     ---------------------------
        Louis B. Horwitz                                Louis B. Horwitz
        Chief Executive Officer                         Chief Executive Officer


By: /s/ DAVID A. YOUNG                          By: /s/ DAVID A. YOUNG
    ---------------------------                     ---------------------------
        David A. Young                                  David A. Young
        Chief Financial Officer                         Chief Financial Officer


FREQUENCY & TIME SYSTEMS, INC.


By: /s/ LOUIS B. HORWITZ
    ---------------------------
        Louis B. Horwitz
        Chief Executive Officer


By: /s/ DAVID A. YOUNG
    ---------------------------
        David A. Young
        Chief Financial Officer




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